Exhibit (j)


                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 60 to the Registration Statement on Form N-1A (File No. 811-03626) of our report dated August 15, 2003 relating to the financial statements and financial highlights, which appear in the June 30, 2003 Annual Report to the Shareholders of Citizens Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" and "Auditors" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
August 27, 2003